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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) April 12, 2002
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                                   AMTROL Inc.
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               (Exact Name of Registrant as Specified in Charter)

     Rhode Island                     0-20328                  05-0246955
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(State or Other Jurisdiction        (Commission              (IRS Employer
    of Incorporation)               File Number)            Identification No.)

    1400 Division Road, West Warwick, RI                         02893
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  (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code   (401) 884-6300
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          The Board of Directors of AMTROL Inc., as recommended by its Audit Committee, has decided to no longer engage Arthur Andersen LLP ("Andersen") as AMTROL's independent certified public accountants. Also recommended by the Audit Committee and approved by the Board of Directors was the engagement of Ernst & Young as AMTROL's independent certified public accountants for 2002.

         Andersen's reports on AMTROL's consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
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         During AMTROL's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have required them to make reference to the subject matter in connection with their report on AMTROL's consolidated financial statements for such years. In addition, no reportable events existed during the two most recent fiscal years as listed in Item 304(a) (1) (v) of SEC Regulation S-K.

         AMTROL has provided Andersen with a copy of the aforementioned disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated April 12, 2002, relating their agreement to the above disclosure.

         During AMTROL's two most recent fiscal years and through the date of this Form 8-K, AMTROL did not consult Ernst & Young with respect to application of accounting principles regarding a specific transaction, either completed or proposed, or to provide an opinion that might be rendered on AMTROL's consolidated financial statements or other reportable events listed in Items 304 (a) (2) (i) and (ii) of SEC Regulation S-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         c)  Exhibits.  The following exhibits are filed in conjunction with this document:

                        Exhibit 16. Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 12, 2002

                        Exhibit 99.1   Press Release dated April 12, 2002